Exhibit 99.1

Richard Sneider, CFO	or	Ehren Lister, Senior Associate
Kopin Corporation		Sharon Merrill Associates, Inc.
(508) 824-6696		(617) 542-5300
rsneider@kopin.com		elister@investorrelations.com

KOPIN FORMS JOINT VENTURE WITH LEADING LED PACKAGER TO BEGIN LED

MANUFACTURING IN ASIA

Joint venture to combine Kopin Know-How and Taiwanese low-cost manufacturing

TAUNTON, Mass. – (BUSINESS WIRE) – Feb. 9, 2005 – Kopin Corporation (Nasdaq: KOPN) today announced that it has formed a joint venture company with strategic and financial investors to establish light-emitting diode (LED) operations in Asia. In addition to Kopin, the principal investors are: a premier LED packaging manufacturer with operations in Taiwan and China; WK Technology Fund, a leading global venture capital firm based in Taiwan; and KTC, a Taiwanese III-V semiconductor manufacturer.

The joint venture company, called KO-BRITE Corp., combines Kopin’s indium gallium nitride (InGaN) LED production know-how, capital from the strategic partners and local management expertise from the Taiwanese companies. These unique strengths will be used to establish GaN materials growth capabilities in Taiwan and LED die production capabilities in China. For its contribution of production know-how and $3 million in funding, Kopin will obtain an approximate 20 percent interest in KO-BRITE. Taiwanese partners and investors in the joint venture will contribute an additional $11.5 million, for a total capitalization of $14.5 million. Under an agreement, Kopin will receive $7.5 million from KO-BRITE upon successful completion of training services, equipment transfer and other considerations.

“Current technological and economic trends affecting the LED industry clearly indicate that successful participants will need both leading-edge technology and a competitive cost structure,” said Dr. John C.C. Fan, Kopin’s president and chief executive officer. “This joint venture combines Kopin’s LED production know-how, with the proven ability of the strategic partners to successfully manage operations in China and Taiwan. These strengths will position KO-BRITE as a technology leader with a strong management team and one of the lowest manufacturing cost structures in the industry.”

“This venture represents the ‘low-cost, higher performance’ LED business strategy needed to competitively pursue opportunities with tier one customers in the United States, Europe and Japan, as well as with companies in China and Taiwan, the two fastest growing markets for solid-state lighting,” Dr. Fan continued. “This transfer of our LED operation to KO-BRITE, together with our dominant position in the HBT market and strong growth trends of the consumer and military markets for our CyberDisplay product line, bodes well for Kopin in 2005 and beyond.”

Kopin expects to cease all LED manufacturing activities by the end of March 2005. The Company plans to complete training and the transfer of its LED operations to KO-BRITE by

July 1, 2005. This transaction may result in a non cash impairment charge. The Company plans to provide specific financial information about the impact of this transaction in its fourth quarter 2004 news release and conference call on Thursday, February 24.

Kopin to Host Conference Call to Discuss Joint Venture

Kopin will conduct a conference call at 10:00 a.m. (ET) today to discuss the announcement. The conference call will be broadcast live over the Internet. Individuals who are interested in listening to the webcast should log onto the “Investor Relations” section of Kopin’s website at www.kopin.com. The conference call also may be accessed by dialing (719) 457-2645 prior to the start of the call. For interested individuals unable to join the live conference call, a replay will be available through midnight (ET) on February 15, and may be accessed by dialing (719) 457-0820 or (888) 203-1112 (Passcode: 9606455) or by visiting the Company’s website.

About Kopin

Founded in 1984, Kopin is pioneering the use of nanotechnology to manufacture nanosemiconductor products that make mobile electronic devices small, fast, bright, lightweight and power efficient. With an intellectual property portfolio of more than 200 issued and pending patents, Kopin supplies the world’s largest electronics manufacturers and government agencies with breakthrough semiconductor products. The Company’s liquid-crystal microdisplays, ultra-efficient transistors and high-brightness GaN LEDs enhance the delivery and presentation of voice, video and data. Kopin technology is currently used in nearly one-third of the world’s cell phones and camcorders and is the microdisplay standard for the U.S. military. For more information, please visit Kopin’s website at www.kopin.com.

Safe Harbor Statement

Statements in this news release about the joint venture between Kopin and its strategic partners may be considered “forward-looking” statements under the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements include KO-BRITE’s plan to establish GaN materials growth capabilities in Taiwan and LED die production capabilities in China; payment of $7.5 million to Kopin; successful completion of training services and equipment transfer; Kopin’s plan to cease all LED manufacturing activities by the end of March 2005; Kopin’s plan to complete training and the transfer of its LED operations to KO-BRITE by July 1, 2005, including any government approvals; the possibility that the transaction could result in an impairment charge; Kopin’s expectation that it will provide specific financial information about the impact of the transaction in its fourth quarter 2004 news release and conference call; and Kopin’s expectation that the transfer of its LED operation to KO-BRITE, together with its dominant position in the HBT market and strong growth trends of the consumer and military markets for its CyberDisplay product line, bodes well for the Company in 2005 and beyond. These forward-looking statements involve a number of risks and uncertainties that could materially affect future results. These risks include: inability to successfully complete training services; the potential for a delay in the timing and completion of Kopin’s transfer of production know-how to KO-BRITE; accounting decisions related to the potential impairment charge; KO-BRITE’s ability to set up and manage the epitaxial wafer operation in Taiwan and die manufacturing operation in China; the successful ramp of products; customer qualification of LED manufacturing processes; cost and yields associated with production of InGaN epitaxial wafers and related components; the ability of the joint venture partners to establish KO-BRITE as a technology leader with one of the industry’s lowest manufacturing cost structures; the execution of the business strategy; the impact of competitive products and pricing; changes in business conditions within the LED industry; availability of third-party components; demand for Kopin’s CyberDisplay products in the consumer and military markets; demand for Kopin’s HBT products; and general economic and business conditions and other risk factors and cautionary statements listed in Kopin’s periodic reports and registration statements filed with the Securities and Exchange Commission. These include, without limitation, Kopin’s Annual Report on Form 10-K for the year ended December 31, 2003 and Quarterly Report on Form 10-Q for the quarter ended September 25, 2004.

Kopin - The NanoSemiconductor Company™

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